UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

AXALTA COATING SYSTEMS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2015

Dear Member:

You are cordially invited to the 2015 Annual General Meeting of Members (the “Annual Meeting”) of Axalta Coating Systems Ltd., a Bermuda exempted company (the “Company”), to be held on Wednesday, May 13, 2015 at 2:00 p.m., local time, at Axalta Coating Systems’ offices located at 4500 River Ridge Drive, Clinton Township, MI 48038.

You will find information regarding the matters to be voted upon in the attached Notice of Annual Meeting and Proxy Statement. We are sending our shareholders, referred to as “members” under Bermuda law, a notice regarding the availability of this Proxy Statement, our 2014 Annual Report to Members and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. You may request a paper copy of these materials using one of the methods described in the materials.

Whether or not you attend in person, it is important that your common shares be represented and voted at the Annual Meeting. I encourage you to sign, date and return the enclosed proxy card, or vote via telephone or the Internet as directed on the proxy card, at your earliest convenience. You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Sincerely,

Charles W. Shaver

Chairman and Chief Executive Officer

AXALTA COATING SYSTEMS LTD.

Two Commerce Square

2001 Market Street, Suite 3600

Philadelphia, PA 19103

NOTICE OF 2015 ANNUAL GENERAL MEETING

Time and Date:	2:00 p.m. local time on Wednesday, May 13, 2015

Place:	Axalta Coating Systems’ offices located at 4500 River Ridge Drive, Clinton Township, MI 48038

Who Can Vote:	Only holders of our common shares at the close of business on March 18, 2015, the record date, will be entitled to receive notice of, and to vote at, the Annual Meeting.

Annual Report:	Our 2014 Annual Report to Members accompanies but is not part of these proxy materials.

Proxy Voting:	Your Vote is Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card or voting instruction form will save the Company the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual Meeting.

Items of Business:

•       To elect three Class I directors for terms ending at the 2018 Annual General Meeting of Members;

•       To approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

•       To vote, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation paid to our named executive officers;

•       To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2016 Annual General Meeting of Members and to delegate authority to the board of directors of the Company, acting through the Audit Committee, to fix the terms and remuneration thereof; and

•       To transact any other business that may properly come before the Annual Meeting.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to members on or about March 23, 2015.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

Michael Finn

Senior Vice President, General Counsel and Corporate Secretary

March 23, 2015

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
Why did I receive a Notice of Internet Availability of Proxy Materials?	1
Who is entitled to vote at the Annual Meeting?	1
What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?	1
What is the difference between holding common shares as a member of record and as a beneficial owner?	2
How do I vote?	2
What does it mean if I receive more than one Notice, proxy card or voting instruction form?	3
May I change my vote after I have submitted a proxy?	3
Who will serve as the proxy tabulator and inspector of election?	3
What vote is required to approve each proposal?	4
Who is paying for the cost of this proxy solicitation?	5
What do I need to do to attend the meeting in person?	5
Is there a list of members entitled to vote at the Annual Meeting?	5
I share an address with another member, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5
Could other matters be decided at the Annual Meeting?	6
CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS	6
Controlled Company	6
Policies on Corporate Governance	6
Board Leadership Structure	7
Board Role in Risk Oversight	7
Director Independence	7
Nominations for Directors	7
Director Qualifications	8
Board Composition	8
Member Communications with Board of Directors	9
Board Meetings, Attendance and Executive Sessions	9
Board Committees	9
Compensation Committee Interlocks and Insider Participation	11
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	11
Consulting Agreement	12
Principal Stockholders Agreement	12
Indemnification Agreements	13
Employment Agreements	13
OHorizons Global Consulting Agreement	13
Service King Collision Repair	13
Common Share Purchases by Officers and Directors	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
EXECUTIVE OFFICERS	16
PROPOSAL NO. 1: ELECTION OF DIRECTORS	18
Nominees for Election as Class I Directors	18
Directors Continuing in Office	19
PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	22
PROPOSAL NO. 3: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	23
PROPOSAL NO. 4: APPROVE THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR	24

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PROXY STATEMENT

Annual General Meeting

May 13, 2015

This proxy statement and accompanying proxy (the “Proxy Statement”) are being furnished to the members of Axalta Coating Systems Ltd., a Bermuda exempted company (the “Company” or “Axalta”), in connection with the solicitation of proxies by the board of directors of the Company (the “Board” or the “board of directors”) for use at the 2015 Annual General Meeting of Members, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2015 Annual General Meeting. The Annual Meeting will be held on May 13, 2015 at 2:00 p.m., local time, at Axalta’s offices located at 4500 River Ridge Drive, Clinton Township, MI 48038.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials?

You are receiving this Proxy Statement because you owned Axalta common shares at the close of business on March 18, 2015 (the “Record Date”), and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether you attend the Annual Meeting.

We are furnishing proxy materials to our shareholders, referred to as “members” under Bermuda law, primarily via the Internet, instead of mailing printed copies of those materials to each member. On or about March 23, 2015, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our members. The Notice contains instructions about how to access our proxy materials and vote via the Internet. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Who is entitled to vote at the Annual Meeting?

Holders of our outstanding common shares at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, 229,819,296 common shares were issued and outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

The presence at the Annual Meeting in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the Annual Meeting, or 114,909,648 shares, will constitute a quorum for the transaction of business at the Annual Meeting.

What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?

There are four proposals that members will vote on at the Annual Meeting:

•	Proposal No. 1 — Election of three Class I directors to serve until the 2018 Annual General Meeting;

•	Proposal No. 2 — Non-binding advisory vote to approve the compensation paid to our named executive officers;

•	Proposal No. 3 — Non-binding advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers; and

•	Proposal No. 4 — Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2016 Annual General Meeting of Members and the delegation of authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof.

The Board recommends that you vote:

•	Proposal No. 1 — FOR the election of the three nominees to the Board;

•	Proposal No. 2 — FOR the advisory vote to approve the compensation paid to our named executive officers;

•	Proposal No. 3 — FOR EVERY YEAR as the frequency of future advisory votes on the compensation paid to our named executive officers; and

•	Proposal No. 4 — FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2016 Annual General Meeting of Members and the delegation of authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof.

Charles W. Shaver, Robert W. Bryant and Michael F. Finn, three of our executive officers, have been selected by our Board to serve as proxy holders for the Annual Meeting. All of our common shares represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified in the proxy by the member. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the recommendations of the Board.

What is the difference between holding common shares as a member of record and as a beneficial owner?

If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “member of record.” The Notice has been or will be sent directly to you.

If your common shares are held in a stock brokerage account, by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the member of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Member of Record. If you are a member of record, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you request printed copies of the proxy materials by mail.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number shown on the proxy card and following the recorded instructions.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and sending it back to the Company in the envelope provided.

•	In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person. We encourage you, however, to vote through the Internet, by telephone or by mailing us your proxy card even if you plan to attend the Annual Meeting so that your shares will be voted in the event you later decide not to attend the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions provided in the Notice and the voting instruction form provided by your broker, bank or other holder of record.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form and following the recorded instructions.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the voting instruction form and sending it back to the record holder in the envelope provided.

•	In Person at the Annual Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you received more than one Notice, proxy card or voting instruction form, it means you hold your common shares in more than one name or are registered as the holder of common shares in different accounts. Please follow the voting instructions included in each Notice, proxy card and voting instruction form to ensure that all of your shares are voted.

May I change my vote after I have submitted a proxy?

If you are a member of record, you have the power to revoke your proxy at any time prior to the Annual Meeting by:

•	delivering to our Secretary an instrument revoking the proxy;

•	delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked; or

•	attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

Who will serve as the proxy tabulator and inspector of election?

A representative from Broadridge will serve as the independent inspector of election and will tabulate votes cast by proxy or in person at the Annual Meeting. We will report the results in a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) within four business days after the Annual Meeting.

What vote is required to approve each proposal?

The common shares of a member whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.

If you are a beneficial owner of shares and do not provide the record holder of your shares with specific voting instructions, your record holder may vote your shares on the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and auditor until the conclusion of the 2016 Annual General Meeting of Members and delegation of authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof (Proposal No. 4). However, your record holder cannot vote your shares without specific instructions on the election of directors (Proposal No. 1), the non-binding, advisory vote on the compensation paid to our named executive officers (Proposal No. 2) or the non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers (Proposal No. 3). If your record holder does not receive instructions from you on how to vote your shares on Proposals 1, 2 or 3, your record holder will inform the inspector of election that it does not have the authority to vote on that proposal with respect to your common shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting, but they will not be counted in determining the outcome of the vote on the applicable proposal.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
No. 1 — Election of directors.	Directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 2 — Non-binding, advisory vote to approve compensation paid to our named executive officers.	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 3 — Non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.	Approval by a majority of the votes cast.*	Abstentions and broker non-votes will not affect the outcome of the vote.

No. 4 — Appointment of independent registered public accounting firm and auditor until the conclusion of the 2016 Annual General Meeting of Members and the delegation of authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof.

	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
*	In determining the frequency with which we hold future advisory votes on the compensation paid to our named executive officers, the Board will consider the frequency (every 3, 2 or 1 years) receiving the most votes as representing the members’ views on how frequently such votes should occur.

Who is paying for the cost of this proxy solicitation?

Our Board is soliciting the proxy accompanying this Proxy Statement. The Company will pay all proxy solicitation costs. Proxies may be solicited by our officers, directors, and employees, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. We will pay brokers, banks and certain other holders of record holding common shares in their names or in the names of nominees, but not owning such shares beneficially, for the expense of forwarding solicitation materials to the beneficial owners.

What do I need to do to attend the meeting in person?

In order to be admitted to the Annual Meeting, you must present proof of ownership of Axalta common shares as of the close of business on the Record Date in any of the following ways:

•	a brokerage statement or letter from a bank or broker that is a record holder indicating your ownership of Axalta common shares as of the close of business on March 18, 2015;

•	the Notice of Internet Availability of Proxy Materials;

•	a printout of the proxy distribution email (if you received your materials electronically);

•	a proxy card;

•	a voting instruction form; or

•	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a member must present the proxy card, properly executed, and a copy of one of the proofs of ownership listed above. Members and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Is there a list of members entitled to vote at the Annual Meeting?

A list of members entitled to vote at the Annual Meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 4:00 p.m. Atlantic Time, at our registered offices at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If you would like to view the member list, please contact our Secretary to schedule an appointment.

I share an address with another member, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the Commission called “householding.” Under this procedure, members of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only a single copy of our Proxy Statement and 2014 Annual Report, unless we have received contrary instructions from such member. Members who participate in householding will continue to receive separate proxy cards and Notices.

We will promptly deliver, upon written or oral request, individual copies of this Proxy Statement or the 2014 Annual Report to any member that received a householded mailing. If you would like an additional copy of the Proxy Statement or 2014 Annual Report, or you would like to request separate copies of future proxy materials, please contact our Secretary, by mail at Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia,

PA 19103 or by telephone at (855) 547-1461. If you are a beneficial owner, you may contact the broker or bank where you hold the account.

If you are eligible for householding, but you and other members of record with whom you share an address currently receive multiple copies of our Proxy Statement and 2014 Annual Report, or if you hold common shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (800) 542-1061.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Controlled Company

For purposes of the New York Stock Exchange (“NYSE”) listing standards, we are and expect to continue to be a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Since our formation, funds affiliated with The Carlyle Group (collectively “Carlyle”) have controlled more than 50% of the combined voting power of our common shares and have the right to designate a majority of the members of our board of directors for nomination for election and the voting power to elect those directors nominees. Accordingly, we take advantage of certain exemptions from corporate governance requirements provided in the NYSE listing standards, and we may continue to take advantage of these exemptions for so long as we continue to be a controlled company. Specifically, as a controlled company, we are not required to have (i) a majority of independent directors, (ii) a nominating and corporate governance committee composed entirely of independent directors or (iii) a compensation committee composed entirely of independent directors. Accordingly, our members do not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance listing standards. The controlled company exemption does not modify the independence requirements for the audit committee, and we are in compliance with the requirements of the Sarbanes-Oxley Act and the NYSE listing standard stock exchange rules, which require that our audit committee be composed of at least three members, one of whom had to be independent upon the listing of our common shares on the NYSE, a majority of whom had to be independent within 90 days of the effective date of the registration statement (the “Registration Statement”) that was filed in connection with our initial public offering (the “IPO”), which was November 10, 2014, and each of whom will be independent within one year of the effective date of the Registration Statement.

Policies on Corporate Governance

Our Board believes that good corporate governance is important to ensure that our business is managed for the long-term benefit of our members. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors, including our executive officers and senior financial and accounting officers. We have also adopted Corporate Governance Guidelines. Copies of the current versions of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines are available on our website and will also be provided upon request to any person without charge. Requests should be made in writing to our Secretary at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, or by telephone at (855) 547-1461.

Board Leadership Structure

The board of directors does not have a set policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board regularly evaluates whether the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee of the Company. The Board believes these issues should be considered as part of the Board’s broader oversight and succession planning process. Currently, Mr. Shaver serves as our Chairman and Chief Executive Officer.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks facing us. The Board oversees the risk management processes that have been designed and are implemented by our executives to determine whether these processes are functioning as intended and are consistent with our business and strategy. The Board executes its oversight responsibility for risk management directly and through its committees. The Board’s role in risk oversight has not affected its leadership structure.

The Audit Committee is specifically tasked with reviewing with management, the independent auditors and our legal counsel, as appropriate, our compliance with legal and regulatory requirements and any related compliance policies and programs. The Audit Committee is also tasked with reviewing our financial and risk management policies. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the Audit Committee. The Board’s other committees oversee risks associated with their respective areas of responsibility.

The full Board considers specific risk topics, including risk-related issues pertaining to laws and regulations enforced by the United States and foreign government regulators and risks associated with our business plan, strategies and capital structure. In addition, the Board receives reports from members of our management that include discussions of the risks and exposures involved with their respective areas of responsibility, and the Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

Director Independence

Our Corporate Governance Guidelines generally require that the Board be comprised of a majority of directors who are “independent” under applicable NYSE rules. However, there is an exception to this requirement for so long as we qualify as a controlled company. Nonetheless, our Board has determined that a majority of our directors are independent under the NYSE listing standards, including each of Messrs. Bieligk, Böhm, Holt, Kramvis, Ledford, McLaughlin and Sumner.

Nominations for Directors

Subject to our principal stockholders agreement (as defined below), the Nominating and Corporate Governance Committee (the “Nominating Committee”) will consider director nominees recommended by our members. For more information regarding our principal stockholders agreement, see “Certain Relationships and Related Party Transactions—Principal Stockholders Agreement.” A member who wishes to recommend a director candidate for consideration by the Nominating Committee should send the recommendation to our Secretary at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, who will then forward it to the Nominating Committee. The recommendation must include a description of the candidate’s qualifications for board service, including all of information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Commission (as amended from time to time), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the member and the candidate for more information. A member who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the notice procedures set for in our Amended and Restated Bye-Laws (“Bye-Laws”). See “MEMBER PROPOSALS FOR THE COMPANY’S 2016 ANNUAL GENERAL MEETING OF MEMBERS” for more information on these procedures.

The Nominating Committee will consider and evaluate persons recommended by the members in the same manner as it considers and evaluates other potential directors. However, as described in more detail below, pursuant to our principal stockholders agreement, Carlyle currently has the right to designate all of our Board members, except that one member shall be the senior ranking executive officer of the Company, who is currently, and for so long as he is our Chief Executive Officer, will be Mr. Shaver. See “Certain Relationships and Related Party Transactions—Principal Stockholders Agreement.”

Director Qualifications

Subject to our principal stockholders agreement, the Nominating Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the board of directors those candidates to be nominated for election to the board of directors. For more information regarding our principal stockholders agreement, see “Certain Relationships and Related Party Transactions—Principal Stockholders Agreement.” Our Corporate Governance Guidelines, which are available on our website as described above, set forth criteria that the Nominating Committee will consider when evaluating a director candidate for membership on the board of directors. These criteria are as follows: professional experience; education; skill; diversity; differences of viewpoint; and other individual qualities and attributes that will positively contribute to the Board. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our Nominating Committee also considers the mix of backgrounds and qualifications of the directors in order to assure that the board of directors has the necessary experience, knowledge and abilities to perform its responsibilities effectively and to consider the value of diversity on the board of directors. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, religion, national origin, sex, sexual orientation or disability.

Board Composition

Our board of directors currently consists of nine members, with Mr. Shaver serving as Chairman of the board of directors.

The number of members on our board of directors may be modified from time to time by our board of directors, subject to the terms of our principal stockholders agreement. Our Board is divided into three classes whose members serve three-year terms expiring in successive years. Directors hold office until their successors have been duly elected and qualified or until the earlier of their respective death, resignation or removal.

At each annual general meeting, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual general meeting following such election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

In connection with our Acquisition of the performance coatings business from E.I. du Pont de Nemours and Company (“DuPont”) on February 1, 2013 (the “Acquisition”), we entered into a stockholders agreement, which we amended and restated on July 31, 2013 and to which Carlyle, members of management, directors and certain employees who hold our common shares are party. In connection with our IPO, certain provisions of the amended and restated stockholders agreement terminated automatically and we entered into the principal stockholders agreement. See “Certain Relationships and Related Party Transactions—Principal Stockholders Agreement.” Pursuant to the principal stockholders agreement, but subject to the annual election process, Carlyle has the right to designate all of our directors, except that Mr. Shaver will also be a director, and shall serve as the Chairman of the Board, for so long as he is employed by us pursuant to his employment agreement. See “Compensation Discussion and Analysis—Employment and Severance Control Arrangements” for more information regarding the employment agreement we have entered into with Mr. Shaver. All parties to the principal stockholders agreement have agreed to vote their shares in favor of such designees. Carlyle is not obligated to designate the entire number of directors to which it is entitled and the positions for the additional Carlyle designees shall remain vacant until such time as Carlyle desires to exercise its right to designate a director to fill these vacancies, or, if it loses its right to designate any directors pursuant to the terms of the principal stockholders agreement, these positions will be filled by our members in accordance with our memorandum of association and Bye-Laws. Messrs. Bieligk, Böhm, Bustos, Holt, Kramvis, Ledford, McLaughlin and Sumner have been designated by Carlyle.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the board of directors to satisfy their oversight responsibilities effectively in light of our business and structure, the board of directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. See “Proposal No. 1: Election of Directors.” We believe that our directors provide an appropriate diversity of experience and skills relevant to the size and nature of our business.

Member Communications with Board of Directors

The board of directors provides a process for members to send communications to the board of directors or any of the directors. Members may send written communications to the board of directors, or any of the individual directors, c/o the Secretary of the Company at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103. All communications will be compiled by the Secretary of the Company and submitted to the board of directors or the individual directors, as applicable, on a periodic basis. In addition, all directors are invited, but not required, to attend our annual general meetings of members.

Board Meetings, Attendance and Executive Sessions

Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings and meetings of committees on which they serve. In addition, all directors are invited, but not required, to attend our annual general meeting of members. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

In general, the Board reserves time during each regularly scheduled meeting to allow the non-management Board members and the independent directors to each meet in executive sessions.

In 2014, the Board met five times. All directors attended 75% or more of the meetings of the Board and committees on which they served.

Board Committees

Our board of directors directs the management of our business and affairs as provided by Bermuda law and conducts its business through meetings of the board of directors and four standing committees: the Audit, the Compensation, the Executive and the Nominating Committees. In addition, from time to time, other committees may be established under the direction of the board of directors when necessary or advisable to address specific issues.

Each of the Audit Committee, Compensation Committee and Nominating Committee operate under a charter that was approved by our board of directors. A copy of each of these charters is available on our website at www.axaltacoatingsystems.com.

Audit Committee

The Audit Committee, which currently consists of Messrs. McLaughlin (Chairman), Kramvis and Sumner, is responsible for, among its other duties and responsibilities, assisting the board of directors in overseeing: our accounting and financial reporting processes and other internal control processes, the audits and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, our Code of Business Conduct and Ethics, and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Mr. McLaughlin was appointed as the Chairman of the Audit Committee in April 2014. Mr. Sumner served as the Chairman of the Audit Committee prior to the appointment of Mr. McLaughlin to this position. The board of directors has determined that each of Messrs. McLaughlin, Kramvis and Sumner is an “audit committee financial expert” as such term is defined under the applicable regulations of the Commission and has the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of the NYSE. The board of directors has also determined that Messrs. McLaughlin and Kramvis are independent under Rule 10A-3 under the Exchange Act and the NYSE standard, for purposes of the Audit Committee. Rule 10A-3 under the Exchange Act requires that all members of the Audit Committee be independent (within the meaning of Rule 10A-3 under the Exchange Act and the NYSE standard) within one year from the effective date of the registration statement in our IPO. We intend to comply with this independence requirement. All members of the Audit Committee are able to read and understand fundamental financial statements, are familiar with finance and accounting practices and principles and are financially literate.

In 2014, the Audit Committee met ten times.

Compensation Committee

The Compensation Committee, which consists of Messrs. Sumner (Chairman), Bustos and Ledford, is responsible for, among its other duties and responsibilities, reviewing and approving the compensation philosophy for our chief executive officer, reviewing and approving all forms of compensation and benefits to be provided to our other executive officers and reviewing and overseeing the administration of our equity incentive plans. The Compensation Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of executive officers and management in the compensation process are each described under the heading “Determination of Compensation Awards” in this Proxy Statement.

In 2014, the Compensation Committee met four times.

Nominating Committee

The Nominating Committee, which consists of Messrs. Sumner (Chairman) and Ledford, is, subject to our principal stockholders agreement, responsible for, among its other duties and responsibilities, identifying and recommending director candidates for election to our board of directors and reviewing the composition of the board of directors and its committees. For more information regarding the principal stockholders agreement, see “Certain Relationships and Related Party Transactions—Principal Stockholders Agreement.”

The Nominating Committee was formed effective as of November 12, 2014 in connection with the IPO and did not meet in 2014.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2014, our Compensation Committee consisted of Messrs. Sumner (Chairman), Ledford and Bustos. None of the members of our Compensation Committee is currently one of our officers or employees. Messrs. Bieligk, Böhm, Holt, Ledford and Sumner are employed by Carlyle. Carlyle is a party to both our stockholders agreement and our principal stockholders agreement. See “Certain Relationships and Related Party Transactions.” In addition, during the year ended December 31, 2014, we paid Carlyle fees of $16.6 million under a consulting agreement between us and Carlyle (approximately $13.4 million of which was to terminate the consulting agreement). See “Certain Relationships and Related Party Transactions—Consulting Agreement.” During the year ended December 31, 2014, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “related persons.” For the purposes of the policy, “related persons” will include our executive officers, directors and director nominees or their immediate family members, or members owning five percent or more of our outstanding common shares and their immediate family members.

The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest. Pursuant to this policy, our management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto. Our Audit Committee will then:

•	review the relevant facts and circumstances of each related person transaction, including the financial terms of such transaction, the benefits to us, the availability of other sources for comparable products or services, if the transaction is on terms no less favorable to us than those that could be obtained in arm’s-length dealings with an unrelated third party or employees generally and the extent of the related person’s interest in the transaction; and

•	take into account the impact on the independence of any independent director and the actual or apparent conflicts of interest.

All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our Audit Committee under the policy. These pre-approved transactions include:

•	The purchase of the Company’s products on an arm’s length basis in the ordinary course of business and on terms and conditions generally available to other similarly situated customers;

•	Resolution of warranty claims and associated activities relating to the Company’s products, provided such claims and activities are administered on an arm’s length basis in the ordinary course of business and consistent with the administration of the claims of other similar situated customers;

•	Any related person transaction within the scope of a related person’s ordinary business duties to the Company or the Company’s ordinary course of business when the interest of the related person arises solely from the ownership of a class of equity securities of the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis;

•	Receipt of compensation and benefits (subject to necessary Compensation Committee approvals) by an executive officer or director of the Company if the compensation is required to be reported in the

Company’s proxy statement pursuant to Item 402 of Regulation S-K or to an executive officer of the Company, if such compensation would have been required to be reported under Item 402 of Regulation S-K as compensation earned for services to the Company if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Company’s Board for approval, by the Compensation Committee of the Board of the Company;

•	The Company’s payment or reimbursement of a related person’s expenses incurred in performing his or her Company-related responsibilities in accordance with the Company’s policies and procedures;

•	Any related person transaction in which the related person’s interest arises only: (i) from the related person’s position as a director of another corporation or organization that is a party to the related person transaction; (ii) from the direct or indirect ownership by the related person and all other related persons, in the aggregate, of less than a ten percent equity interest in another person (other than a partnership) which is a party to the related person transaction; or (iii) from both such position and ownership;

•	Any related person transaction in which the related person’s interest arises only from the related person’s position as a limited partner in a partnership in which the related person and all other related persons have an interest of less than ten percent and the person is not a general partner of and does not have another position in the partnership; and

•	Any related person transaction in which the related person is providing investment advisory, investment management, participant record-keeping, securities brokerage, clearing services or any similar services as part of an employee benefit plan or similar plan offered by the Company to its executive officers, directors or employees where (i) the related person was not a related person at the time the Company first engaged the related person for such services; (ii) the related person became a related person solely through the acquisition of five percent or more of the Company’s common shares; and (iii) the related person is eligible to, and does, report share holdings on Schedule 13G.

No director may participate in the approval of a related person transaction for which he or she, or his or her immediate family member, is a party to the transaction.

Consulting Agreement

On February 1, 2013, in connection with the Acquisition, we entered into a consulting agreement with Carlyle, pursuant to which we paid Carlyle a fee for consulting and oversight services provided to us and our subsidiaries. Pursuant to this agreement, subject to certain conditions, we paid an annual management fee to Carlyle of $3 million plus expenses. Further, under this agreement, Carlyle was entitled to additional reasonable fees and compensation agreed upon by the parties for advisory and other services provided by Carlyle to us from time to time, including additional advisory and other services associated with acquisitions and divestitures or sales of equity or debt instruments. We paid Carlyle a fee of approximately $13.4 million to terminate the consulting agreement in connection with the consummation of the IPO.

Principal Stockholders Agreement

In connection with the Acquisition, we entered into a stockholders agreement, which we amended and restated on July 31, 2013, and to which Carlyle, members of management who hold our common shares and certain other of our members were party. Certain provisions of this agreement terminated automatically upon the consummation of our IPO and were replaced by a new stockholders agreement with Carlyle (the “principal stockholders agreement”). Our board of directors currently consists of nine members. Pursuant to the principal stockholders agreement, Carlyle has designated all of our board members, except one member shall be the senior ranking executive officer of the Company, who currently, and for so long as he is the Company’s Chief Executive Officer, is Mr. Shaver. The number of board members that Carlyle (or such permitted transferee or affiliate) is entitled to designate is subject to maintaining certain ownership thresholds. If Carlyle (or such permitted transferee or affiliate) loses its right to designate any directors pursuant to the terms of the principal stockholders agreement, these positions will be filled by our members in accordance with our memorandum of association and our Bye-Laws. In addition, the principal stockholders agreement provides that each committee of the board of directors will include a proportional number of directors designated by Carlyle (or such permitted transferee or affiliate) that is no less than the proportion of directors designated by Carlyle then serving on our board of directors), subject to Company’s obligation to comply with any applicable independence requirements.

The principal stockholders agreement also includes provisions pursuant to which we granted Carlyle (or such permitted transferee or affiliate) the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our common shares held by Carlyle (or such permitted transferee or affiliate) or to piggyback on such registration statements in certain circumstances. These shares represent approximately 74% of our outstanding common shares as of the Record Date. The principal stockholders agreement also requires us to indemnify Carlyle (or such permitted transferee or affiliate) and its affiliates in connection with any registrations of our securities.

Indemnification Agreements

In connection with our IPO, we entered into indemnification agreements with each of our directors and certain of our officers. These indemnification agreements provide the directors and officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Bermuda law. We believe that these indemnification agreements are, in form and substance, substantially similar to those commonly entered into in transactions of like size and complexity sponsored by private equity firms.

Employment Agreements

See “Compensation Discussion and Analysis—Employment and Severance Arrangements” for information regarding the employment agreements that we have entered into with our executive officers.

OHorizons Global Consulting Agreement

In connection with the Acquisition, we paid consulting fees and expenses to OHorizons Global, an international management consulting network, of approximately $2.1 million, of which $2 million was incurred in 2012 and $0.1 million was incurred in 2013. One of our directors, Orlando Bustos, is the Chairman and Chief Executive Officer of OHorizons Global. As part of the compensation for the consulting services, we granted OHorizons Global an option award to purchase up to 352,143 of our common shares that had a fair value of approximately $0.5 million.

Service King Collision Repair

Service King Collision Repair, a former affiliate of Carlyle, has purchased products from our distributors in the past and may continue to do so in the future. In August 2013, we entered into a new long-term sales agreement with Service King to be their exclusive provider of coatings. In July 2014, Carlyle sold a majority stake in Service King to an unaffiliated third party. Related person sales prior to this transaction were approximately $4.0 million in 2014.

Common Share Purchases by Officers and Directors

During calendar year 2014, certain of our employees, former employees and directors have purchased an aggregate of 1,629,630 of our common shares at fair market value with an aggregate purchase price of approximately $10.9 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 18, 2015 by:

•	each person known to us to own beneficially more than 5% of the capital stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We had 229,819,296 million common shares outstanding as of March 18, 2015. The amounts and percentages of shares beneficially owned are reported on the basis of Commission regulations governing the determination of beneficial ownership of securities. Under the Commission rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner other than Carlyle is c/o Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103.

	Number of Common Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class
Principal Members
Investments funds affiliated with The Carlyle Group(1)	170,311,996	74.1%
Executive Officers and Directors
Charles W. Shaver(2)	2,123,525	*
Robert W. Bryant(3)	691,579	*
Stephen K. Markevich(4)	505,605	*
Joseph F. McDougall(5)	256,256	*
Michael F. Finn(6)	265,992	*
Orlando A. Bustos(7)	162,879	*
Robert M. McLaughlin(8)	80,301	*
Andreas C. Kramvis	277,732	*
Martin W. Sumner	—	—
Wesley T. Bieligk	—	—
Gregor P. Böhm	—	—
Allan M. Holt	—	—
Gregory S. Ledford	—	—
All executive officers and directors as a group (14 persons)	4,541,026	2.00%

*	Denotes less than 1.0% of beneficial ownership.

(1)	Includes 36,241,700 shares held by Carlyle Partners V SA1 Cayman, L.P. (“CPV SA1”), 32,674,647 shares held by Carlyle Partners V SA2 Cayman, L.P. (“CPV SA2”), 33,533,083 shares held by Carlyle Partners V SA3 Cayman, L.P. (“CPV SA3”), 2,100,891 shares held by Carlyle Partners V-A Cayman, L.P. (“CPV-A”), 3,980,455 shares held by CP V Coinvestment A Cayman, L.P. (“CPV Coinvest A”), 477,868 shares held by CP V Coinvestment B Cayman, L.P. (“CPV Coinvest B”), 21,657,681 shares held by Carlyle Coatings Partners, L.P. (“CCP” and, together with CPV SA1, CPV SA2, CPV SA3, CPV-A, CPV Coinvest A and CPV Coinvest B, the “Carlyle Cayman Shareholders”) and 39,645,671 shares held by CEP III Participations, S.à r.l. SICAR (“CEP III” and, together with the Carlyle Cayman Shareholders, the “Carlyle Shareholders”).

Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of CP V General Partner, L.L.C. and the sole shareholder of CEP III Managing GP Holdings, Ltd. CP V General Partner, L.L.C. is the general partner of TC Group V Cayman, L.P., which is the general partner of each of the Carlyle Cayman Shareholders. CEP III Managing GP Holdings, Ltd. is the general partner of CEP III Managing GP, L.P., which is the general partner of Carlyle Europe Partners III, L.P., which is the sole shareholder of CEP III.

Voting and investment determinations with respect to the shares held by the Carlyle Cayman Shareholders are made by an investment committee of TC Group V, L.P. comprised of Daniel D’Aniello, William Conway, David Rubenstein, Louis Gerstner, Allan Holt, Peter Clare, Gregor Böhm, Kewsong Lee and Thomas Mayrhofer. Voting and investment determinations with respect to the shares held by the CEP III are made by an investment committee of CEP III Managing GP, L.P. comprised of Daniel D’Aniello, William Conway, David Rubenstein, Louis Gerstner, Allan Holt, Kewsong Lee and Thomas Mayrhofer. Each member of the investment committees disclaims beneficial ownership of such shares.

The address for each of TC Group Cayman Investment Holdings, L.P., TC Group Cayman Investment Holdings Sub L.P., TC Group V Cayman, L.P. and the Carlyle Cayman Shareholders is c/o Intertrust Corporate Services, 190 Elgin Avenue, George Town, Grand Cayman, E9 KY1-9005, Cayman Islands. The address for CEP III is c/o The Carlyle Group, 2, avenue Charles de Gaulle, L -1653 Luxembourg, Luxembourg. The address of each of the other persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.

(2)	Includes 338,000 common shares and 1,785,525 common shares which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of the Record Date.

(3)	Includes 84,500 common shares and 607,079 common shares which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of the Record Date.

(4)	Includes 144,532 common shares and 361,073 common shares which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of the Record Date.

(5)	Includes 38,025 common shares and 218,231 common shares which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of the Record Date.

(6)	Includes 109,758 common shares and 156,234 common shares which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of the Record Date.

(7)	Includes 162,879 common shares which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of the Record Date held through OHorizons Global, a firm of which Mr. Bustos is the Chairman and Chief Executive Officer.

(8)	Includes 69,290 common shares and 11,011 common shares which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of the Record Date.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers:

Name	Age*	Position
Charles W. Shaver	56	Chairman and Chief Executive Officer

Robert W. Bryant	46	Executive Vice President and Chief Financial Officer
Steven R. Markevich	55	Senior Vice President and President, OEM

Joseph F. McDougall	44	Senior Vice President and Chief Human Resources Officer
Michael F. Finn	48	Senior Vice President, General Counsel and Corporate Secretary

Michael A. Cash	53	Senior Vice President and President, Industrial Coatings

*	As of March 18, 2015.

Charles W. Shaver

Mr. Shaver has been our Chairman of the Board and Chief Executive Officer since February 2013. With over 34 years of leadership roles in the global petrochemical, oil and gas industry, he was most recently the Chief Executive Officer and President of the TPC Group from 2004 to April 2011. Mr. Shaver also served as Vice President and General Manager for General Chemical, a division of Gentek, from 2001 through 2004 and as a Vice President and General Manager for Arch Chemicals from 1999 through 2001. Mr. Shaver began his career with The Dow Chemical Company serving in a series of operational, engineering and business positions from 1980 through 1996. He has an extensive background of leadership roles in a variety of industry organizations, including serving on the American Chemistry Council board of directors, the American Chemistry Council Finance Committee and the National Petrochemical and Refiners Association Board and Executive Committee. Mr. Shaver currently serves as Chairman of the board of directors for U.S. Silica and formerly served on the board of directors of Taminco, Inc. from 2012 through 2014. Mr. Shaver earned his B.S. in Chemical Engineering from Texas A&M University. The board of directors has concluded that Mr. Shaver should serve as a director because of his leadership role with our Company, his experience in the chemical industry and his significant directorship experience.

Robert W. Bryant

Mr. Bryant became our Executive Vice President and Chief Financial Officer in February 2013. Previously, Mr. Bryant served as the Senior Vice President and Chief Financial Officer of Roll Global LLC. Before joining Roll Global in 2007, he was the Executive Vice President of Strategy, New Business Development, and Information Technology at Grupo Industrial Saltillo, S.A.B. de C.V. Prior to joining Grupo Industrial Saltillo in 2004, Mr. Bryant was President of Bryant & Company, which he founded in 2001. Prior positions included serving as Managing Principal with Texas Pacific Group’s Newbridge Latin America, L.P., a Senior Associate with Booz Allen & Hamilton Inc. and an Assistant Investment Officer with the International Finance Corporation (IFC). Mr. Bryant began his career at Credit Suisse First Boston. Mr. Bryant graduated summa cum laude and Phi Beta Kappa with a B.A. in Economics from the University of Florida and received his M.B.A. from the Harvard Business School.

Steven R. Markevich

Mr. Markevich became our Senior Vice President and President, OEM in June 2013. Previously, Mr. Markevich was Chief Executive Officer of GKN Driveline. Prior to that role, from July 2010 to August 2012, he was President, GKN Sinter Metals, responsible for global operations. From October 2007 to July 2010, Mr. Markevich was President, North American Operations for GKN Sinter Metals, and began his tenure with

GKN in 2007 as Vice President, Sales & Marketing. At Siegel-Robert Automotive, he led the company’s commercial strategy, sales, account and program management initiatives. While at Guardian Automotive, Mr. Markevich served in numerous leadership roles and was responsible for all senior level customer relationships. His career began at Deloitte & Touche consulting and the National Steel Corporation. Mr. Markevich holds a finance degree from University of Michigan’s Ross School of Business and is a Certified Public Accountant as well as being certified in Production & Inventory Management (CPIM). He has completed the Global Senior Leadership Program at UCLA and holds memberships in the Society of Automotive Engineers (SAE), Original Equipment Suppliers Association (OESA) and American Powder Metallurgy Institute International (APMI).

Joseph F. McDougall

Mr. McDougall became our Senior Vice President and Chief Human Resources Officer in May 2013. Previously, Mr. McDougall was Vice President, Human Resources, Communications and Six Sigma for Honeywell Performance Materials and Technologies. He served in a number of positions in Honeywell prior to this most recent position including Vice President, Human Resources for their Air Transport Division, Director of Human Resources for Honeywell Corporate from 2004-2007, Director of Compensation, Benefits and HRIS for Honeywell’s Specialty Materials Group from 2003-2004. Prior to joining Honeywell, Mr. McDougall served in human resources leadership roles at the Goodson Newspaper Group and Robert Wood Johnson University Hospital at Hamilton. He started his career as a human resources and benefits consultant. Mr. McDougall holds a B.A. from Rider University and graduated Beta Gamma Sigma with an M.B.A. from The Pennsylvania State University.

Michael F. Finn

Mr. Finn became our Senior Vice President and General Counsel as well as Chief Compliance Officer in April 2013. Mr. Finn also is Axalta’s Corporate Secretary. Previously, Mr. Finn was Vice President and General Counsel of General Dynamics’ Advanced Information Systems subsidiary. Before that, he was Vice President, General Counsel and Director of Ethics and Export Compliance at General Dynamics United Kingdom. From 2002 to 2005, Mr. Finn served as Senior Counsel for General Dynamics Corporation. Between 1999 and 2002 he was General Counsel and Vice President at Sideware Inc. and Associate General Counsel and Senior Director of Business Affairs at Teligent Inc. Prior to those roles, Mr. Finn worked in several positions, most notably as an Associate at Willkie, Farr & Gallagher and as an Attorney at the Office of the General Counsel at the FCC. Mr. Finn graduated from Indiana University with a degree in Finance and graduated cum laude from New York University’s School of Law.

Michael A. Cash

Mr. Cash became our Senior Vice President and President, Industrial Coatings in August 2013. Prior to joining Axalta, Mr. Cash was Managing Director, Powder Coatings—Asia Pacific Region at AkzoNobel Coatings from 2011 to 2013 and previously in charge of AkzoNobel’s powder business throughout the Americas from 2005 to 2011. Mr. Cash also held a number of positions at The Sherwin-Williams Company including Vice President, Automotive International, Vice President of Automotive Marketing and Vice President and Chief Financial Officer of its joint venture with Herberts GmbH, which was then a Hoechst company. Earlier in his career, Mr. Cash was Vice President and Chief Financial Officer of Carstar Automotive, a U.S. autobody repair franchise. Mr. Cash received his B.A. in Business Administration from Miami University (Ohio).

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our board of directors currently consists of nine directors. Our directors are divided into three classes with staggered three-year terms so that the term of one class expires at each annual general meeting of members. Three nominees will be proposed for election as Class I directors at the Annual Meeting. Information regarding our directors’ professional experience and ages (as of March 18, 2015) is set forth below.

It is intended that the persons named in the accompanying proxy will vote to elect the nominees listed below unless authority to vote is withheld. The elected directors will serve until the annual general meeting of members in 2018 or until an earlier resignation or retirement or until their successors are elected and qualify to serve.

All of the nominees are presently serving as directors of the Company. The nominees have agreed to stand for reelection. However, if for any reason any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee designated by our board of directors, or the board of directors may determine to leave the vacancy temporarily unfilled.

Nominees for Election as Class I Directors

Wesley T. Bieligk

Mr. Bieligk, age 35, became a member of our board of directors following the Acquisition. Mr. Bieligk is a Principal at Carlyle focused on buyout opportunities in the industrial and transportation sectors. Mr. Bieligk is a member of the board of directors of Signode Industrial Group and Greater China Intermodal. In addition, he has been actively involved in Carlyle’s investments in Allison Transmission and the Hertz Corporation. Mr. Bieligk received an M.B.A. with honors from The Wharton School at the University of Pennsylvania and a B.S. in commerce with distinction from The McIntire School of Commerce at the University of Virginia. The board of directors has concluded that Mr. Bieligk should serve as a director because he has significant directorship experience and has significant core business skills, including financial and strategic planning.

Gregor P. Böhm

Mr. Böhm, age 50, became a member of our board of directors following the Acquisition. Mr. Böhm is a Managing Director at Carlyle and Co-head of the firm’s Europe Buyout group. He is based in London. Mr. Böhm is a member of the Board of HC Starck, Puccini, Ameos and Alloheim. He has previously served on the Boards of Andritz, Messer Cutting and Welding, Beru, Honsel Edscha, and HT Troplast. Prior to joining Carlyle, Mr. Böhm was a Manager at I.M.M., one of Germany’s leading buyout groups. Prior to that he was an Analyst with Morgan Stanley’s Mergers and Acquisitions department in London. Mr. Böhm is a graduate of Cologne University and earned his M.B.A. from Harvard Business School. The board of directors has concluded that Mr. Böhm should serve as a director because he has significant directorship experience and has significant core business skills, including financial and strategic planning.

Robert M. McLaughlin

Mr. McLaughlin, age 57, became a member of our board of directors in April 2014. Mr. McLaughlin is Senior Vice President and Chief Financial Officer of Airgas, Inc. and a member of the company’s Management Committee. Airgas is a leading U.S. supplier of industrial, medical and specialty gases, and hardgoods, such as personal protective equipment, welding equipment and other related products. Prior to assuming his current position on October 3, 2006, Mr. McLaughlin served as Vice President and Controller since joining Airgas in 2001. From 1999 to 2001, he served as Vice President of Finance for Asbury Automotive Group. From 1992 to 1999, Mr. McLaughlin was Vice President of Finance and held other senior financial positions at Unisource Worldwide, Inc. He began his career at Ernst & Young in 1979. He was a Certified Public Accountant and earned his Bachelor’s degree in accounting from the University of Dayton. The board of directors has concluded that Mr. McLaughlin should serve as a director because he has significant and diverse business experience and has significant experience on all aspects of financial management and strategic planning in a public company environment.

The board of directors of the Company recommends a vote “FOR” each of the foregoing nominees for election as Class I directors.

Directors Continuing in Office

Continuing Class II Directors with Terms Expiring at the 2016 Annual General Meeting of Members

Andreas C. Kramvis

Mr. Kramvis, age 62, became a member of our board of directors in July 2014. Mr. Kramvis is Vice Chairman of Honeywell International focused on critical aspects for the achievement of the company’s Five Year Plan. Prior to this role, Mr. Kramvis served as the President and Chief Executive Officer of Honeywell Performance Materials and Technologies, a global leader in process technology for the oil and gas industries as well as the development and production of high-purity, high-quality performance chemicals and materials. Mr. Kramvis has also served as the President and CEO of Honeywell’s Environmental and Combustion Controls business. Intimately familiar with key markets and economies around the world, Mr. Kramvis has managed companies with global scope across five different industries. Mr. Kramvis is a Director of AptarGroup, a past Chairman of the Society of Chemical Industry and a Board Member and Executive Committee Member of the American Chemistry Council. He is the author of a book titled “Transforming the Corporation: Running a Business in the 21st Century,” which demonstrates how to systematically transform a business for high performance. Mr. Kramvis is a graduate of Cambridge University, where he studied engineering specializing in electronics and he holds an M.B.A. from Manchester Business School. The board of directors has concluded that Mr. Kramvis should serve as a director because he brings extensive experience regarding the management of public and private companies.

Gregory S. Ledford

Mr. Ledford, age 57, became a member of our board of directors following the Acquisition. Mr. Ledford is a Managing Director at Carlyle focused on the industrial and transportation sectors. He joined Carlyle in 1988 and, prior to his appointment as Managing Director, held the positions of Vice President and Principal, responsible for leading Carlyle’s Investments in numerous companies. From 1991 to 1997, he was Chairman and CEO of the Reilly Corp., a former Carlyle portfolio company. In addition, he was Director of Capital Leasing for MCI Telecommunications. Mr. Ledford is a member of the board of directors of Allison Transmission, Greater China Intermodal and HD Supply. Mr. Ledford is a graduate of the University of Virginia’s McIntire School of Commerce. He received an M.B.A. from Loyola College. The board of directors has concluded that Mr. Ledford should serve as a director because he brings extensive experience regarding the management of public and private companies, and the financial services industry.

Martin W. Sumner

Mr. Sumner, age 41, became a member of our board of directors in August 2012. Mr. Sumner is a Managing Director at Carlyle focused on U.S. buyout opportunities in the industrial and transportation sectors. Mr. Sumner has led, or been a key contributor in, Carlyle’s investments in Allison Transmission and Veyance Technologies where he served on the Board and was chairman of the audit committee. Additionally, he previously served on the Board of AxleTech International Holdings prior to its sale to General Dynamics and the Board of United Components prior to its sale to the Rank Group. Mr. Sumner received his M.B.A. from Stanford University, where he was an Arjay Miller Scholar. He received a B.S. in economics, magna cum laude, from the Wharton

School of the University of Pennsylvania. The board of directors has concluded that Mr. Sumner should serve as a director because he has significant directorship experience and has significant core business skills, including financial and strategic planning.

Continuing Class III Directors with Terms Expiring at the 2017 Annual General Meeting of Members

Orlando A. Bustos

Mr. Bustos, age 51, became a member of our board of directors following the Acquisition and has over 25 years of experience in the automotive industry and has held numerous senior executive positions. Mr. Bustos has extensive experience managing global operations, executing complex restructurings and forging new business development in emerging markets, with specific emphasis on China. He is the Chairman and Chief Executive Officer of OHorizons Global, an international management consulting firm focused on the automotive and industrial sectors. Mr. Bustos previously served as Business Leader for Electronics and Controls, OE Powertrain, Hybrid Systems, and Driveline at General Motors Global Powertrain Group and was the Executive Director of Global Purchasing. During his tenure at General Motors, his responsibilities included leading corporate wide initiatives in the areas of globalization, powertrain, operations, and global purchasing and supply chain throughout Europe, South America and Asia. Mr. Bustos is currently on the board of directors of the Michigan Science Center, and serves on its executive committee, and of the OHorizons Foundation. Previously, he has been on the board of directors of Cooper-Standard, and served on its compensation committee, GMI Diesel Engineering in Japan, Isuzu Motors Polska in Poland, and DMAX in the United States. Mr. Bustos earned a B.S. in Electrical Engineering from the Georgia Institute of Technology and an M.B.A. as a Sloan Fellow from the Massachusetts Institute of Technology. The board of directors has concluded that Mr. Bustos should serve as a director because he has significant directorship experience and has significant core business skills, including financial and strategic planning.

Allan M. Holt

Mr. Holt, age 62, became a member of our board of directors following the Acquisition. Mr. Holt is a Managing Director at Carlyle and is co-head of the firm’s U.S. Buyout group. He previously was head of Carlyle’s Global Aerospace, Defense, Technology and Business/Government Services team where he led many of Carlyle’s most successful investments. Mr. Holt joined Carlyle in 1992, initially with primary responsibilities as Senior Vice President and Chief Financial Officer of one of Carlyle’s portfolio companies, where he was involved in the negotiation and sale of the business. Mr. Holt is a member of the Boards of Directors of Booz Allen Hamilton Holding Corp., HCR ManorCare Inc., NBTY, Inc., Ortho-Clinical Diagnostics Bermuda Co. Ltd. and SS&C Technologies, Inc. Mr. Holt is a graduate of Rutgers University and received his M.B.A. from the University of California, Berkeley. The board of directors has concluded that Mr. Holt should serve as a director because he brings extensive experience regarding the management of public and private companies, and the financial services industry.

Charles W. Shaver

Mr. Shaver, age 56, has been our Chairman of the Board and Chief Executive Officer since February 2013. With over 34 years of leadership roles in the global petrochemical, oil and gas industry, he was most recently the Chief Executive Officer and President of the TPC Group from 2004 to April 2011. Mr. Shaver also served as Vice President and General Manager for General Chemical, a division of Gentek, from 2001 through 2004 and as a Vice President and General Manager for Arch Chemicals from 1999 through 2001. Mr. Shaver began his career with The Dow Chemical Company serving in a series of operational, engineering and business positions from 1980 through 1996. He has an extensive background of leadership roles in a variety of industry organizations, including serving on the American Chemistry Council board of directors, the American Chemistry Council Finance Committee and the National Petrochemical and Refiners Association Board and Executive Committee.

Mr. Shaver currently serves as Chairman of the board of directors for U.S. Silica and formerly served on the board of directors of Taminco, Inc. from 2012 through 2014. Mr. Shaver earned his B.S. in Chemical Engineering from Texas A&M University. The board of directors has concluded that Mr. Shaver should serve as a director because of his leadership role with our Company, his experience in the chemical industry and his significant directorship experience.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” the Commission enacted requirements for the Company to present to its members a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As required by these rules, the board of directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 28 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 38, and cast an advisory vote on the Company’s executive compensation programs through the following resolution:

“Resolved, that the members approve, on an advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in the Company’s Proxy Statement for the 2015 Annual General Meeting of Members.”

As discussed in the Compensation Discussion and Analysis, the board of directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The board of directors believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company’s executive officers with those of its members.

Pursuant to the Dodd-Frank Act, this vote is advisory and will not be binding on the Company. While the vote does not bind the board of directors to any particular action, the board of directors values the input of the members, and will take into account the outcome of this vote in considering future compensation arrangements.

Although this vote is advisory in nature and does not impose any action on the Company or the Compensation Committee of the board of directors, the Company strongly encourages all members to vote on this matter.

The board of directors recommends a vote “FOR” Proposal No. 2, to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

PROPOSAL NO. 3: ADVISORY VOTE ON FREQUENCY OF ADVISORY

VOTES ON EXECUTIVE COMPENSATION

As discussed in Proposal No. 2, the board of directors values the input of members regarding the Company’s executive compensation practices. Members are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal No. 2, will occur. Members can advise the board of directors on whether such votes should occur every year, every two years or every three years or may abstain from voting.

This is an advisory vote, and as such is not binding on the board of directors. However, the board of directors will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A frequency vote similar to this will occur at least once every six years.

The board of directors recommends that members vote for the advisory votes on executive compensation to be held every year. An annual approach provides regular input by members. Members are not being asked to approve or disapprove of the board of directors’ recommendation, but rather to indicate their own choice as among the frequency options.

Please mark on the proxy card your preference as to the frequency of holding member advisory votes on executive compensation, as either “every year,” “every two years,” or “every three years” or you may mark “abstain” on this proposal.

The board of directors recommends a vote for “EVERY YEAR” for Proposal No. 3.

PROPOSAL NO. 4: APPROVE THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and auditor to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2015 fiscal year. The board of directors is asking the members to approve this action and to delegate authority to the board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof.

Representatives of PwC are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and will be available to respond to appropriate questions that may come before the Annual Meeting.

In the event that the members fail to appoint of PwC as independent registered accounting firm and auditor, the Audit Committee will consider the member vote in determining whether to retain the services of PwC in connection with the 2015 audit.

Independent Registered Public Accounting Firm

The following table shows the aggregate fees for professional services provided by PwC and its affiliates for the audits of the Company’s consolidated financial statements for the years ended December 31, 2013 and 2014, and other services rendered during the years ended December 31, 2013 and 2014:

Fee Category	2013	2014

Audit Fees	$5,869,000	$6,103,765

Audit-Related Fees	195,000	101,741

Tax Fees	11,246,935	13,167,509

All Other Fees	3,693,931	436,700

TOTAL	$21,004,866	$19,809,715

Audit Fees

Audit Fees consist of the fees and expenses for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of quarterly financial statements, statutory audits and related services. Audit fees in 2014 also include fees and expenses for services associated with filing the registration statement for our IPO with the Commission.

Audit-Related Fees

Audit-Related Fees consist of the fees and expenses for audits and related services that are not required under securities laws, audits of certain benefit plans and reviews of financial statements and other due diligence services pertaining to potential business acquisitions and dispositions, including accounting and financial reporting matters.

Tax Fees

Tax Fees consist of the fees and expenses for tax compliance, primarily for the preparation of tax returns, tax planning services and tax advisory services.

All Other Fees

Fess for all other services and related expenses not included above, principally for support and advisory services related to our separation from DuPont, including advisory services associated with final working capital elements of the sale and purchase agreement governing the Acquisition.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services.

Under these policies and procedures, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent registered public accounting firm’s independence. All audit services, audit-related services, tax services and other services provided by PwC for 2013 and 2014 were pre-approved by the Audit Committee.

The board of directors recommends a vote “FOR” Proposal No. 4, to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2016 Annual General Meeting of Members and to delegate authority to the board of directors of the Company, acting through the Audit Committee, to fix the terms and remuneration thereof. Proxies will be voted “FOR” such appointment, unless otherwise specified in the proxy.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is providing this report to enable members to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent registered public accounting firm on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the charter can be found on the Company’s website at http://www.axaltacoatingsystems.com.

The Audit Committee consists of three directors, two of whom, Messrs. Kramvis and McLaughlin, are independent within the meaning of the rules promulgated by the Commission and applicable NYSE rules. Under these rules, the Company is permitted to phase-in compliance with the independence requirements for members of its Audit Committee. The Company intends to comply with the requirement that the Company’s Audit Committee be comprised solely of members meeting applicable independence requirements within one year of the effectiveness of the Registration Statement.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2014 with management and the Company’s independent registered public accounting firm, PwC; (ii) discussed with PwC the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, or the “PCAOB”; (iii) reviewed the written disclosures and letters from PwC as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with PwC their independence from the Company.

The Audit Committee has considered whether the provision of non-audit professional services rendered by PwC, and disclosed elsewhere in this Proxy Statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Robert M. McLaughlin (Chairman)

Andreas C. Kramvis

Martin W. Sumner

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors consists of the three directors named below. The Company is a “controlled company” pursuant to the NYSE rules and, accordingly, is eligible to, and does, take advantage of the exemption provided in the NYSE listing standards from having a compensation committee composed entirely of independent directors.

The Compensation Committee of the board of directors has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this Proxy Statement required by Item 402(b) of Regulation S-K promulgated by the Commission. Based on the Committee’s review and discussions with management, the Committee recommended to the board of directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Martin W. Sumner (Chairman)

Orlando A. Bustos

Gregory S. Ledford

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides an overview and analysis of: (i) the elements of our compensation program for our named executive officers identified below; (ii) the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis; and (iii) the material factors considered in making those decisions. As a company dedicated to a pay-for-performance culture, we intend to provide our named executive officers with compensation that is significantly performance-based. Our executive compensation program is designed to: align executive pay with our performance on both short- and long-term bases; link executive pay to specific, measurable results intended to create value for our members; and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success.

Compensation for our named executive officers consists primarily of the elements, and their corresponding objectives, identified in the following table.

Compensation Element	Primary Objective
Base salary	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.
Axalta Bonus Plan (annual non-equity incentive compensation, “ABP”)	To promote our near-term performance objectives across our workforce and reward individual contributions to the achievement of those objectives. ABP awards for 2014 are shown in the Summary Compensation Table below under the heading “Non-Equity Incentive Plan Compensation.”

Discretionary long-term equity incentive awards	To emphasize our long-term performance objectives, encourage the maximization of shareholder value and retain key executives by providing an opportunity to participate in the ownership of our common shares.
Retirement savings (401(k)) and nonqualified deferred compensation	To provide an opportunity for tax-efficient savings and long-term financial security.

Severance and change in control benefits	To encourage the continued attention and dedication of key individuals when considering strategic alternatives.
Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.

To serve the foregoing objectives, our overall compensation program is generally designed to be adaptive rather than purely formulaic. Our Compensation Committee has primary authority to determine and approve compensation decisions with respect to our named executive officers. For 2014, compensation for our named executive officers reflected the dynamics of the markets in which we compete for executive talent, as each of our named executive officers commenced service with us upon, or in some cases shortly following, the Acquisition in 2013. As a result, the 2014 compensation of our named executive officers (“NEOs”) was largely a function of recent arm’s-length negotiations with each NEO prior to his commencement of service with us.

For the year ended December 31, 2014, our NEOs are:

•	Charles W. Shaver, Chairman and Chief Executive Officer;

•	Robert W. Bryant, Executive Vice President and Chief Financial Officer;

•	Steven R. Markevich, Senior Vice President and President, OEM;

•	Joseph F. McDougall, Senior Vice President and Chief Human Resources Officer; and

•	Michael F. Finn, Senior Vice President, General Counsel and Corporate Secretary.

Our compensation decisions for the NEOs in 2014 are discussed below in relation to each of the above-described elements of our compensation program. The below discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

Compensation Overview

Our overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a portion of an executive’s compensation opportunity will be related to factors that directly and indirectly influence shareholder value. Accordingly, we set goals designed to link each NEO’s compensation to our performance and the NEO’s own performance. Consistent with our performance-based philosophy, we pay our NEOs a compensation package which is predominantly performance-based, including variable ABP awards based on our financial and operational performance and premium priced stock option awards. This performance-based compensation is intended to align our NEOs’ interests with our long-term performance and the interests of our members.

Total compensation for our NEOs has been allocated between cash and equity compensation, taking into consideration the balance between providing short-term incentives and long-term investment in our financial performance, to align the interests of management with the interests of our members. The variable ABP awards and the equity awards are designed to ensure that total compensation reflects our overall success or failure and to motivate the NEOs to meet appropriate performance measures tied to maximizing total shareholder returns.

Determination of Compensation Awards

The Compensation Committee is provided with the primary authority to determine and approve the compensation paid to our NEOs. The Compensation Committee is charged with, among other things, reviewing compensation policies and practices to ensure: (i) adherence to our compensation philosophies; and (ii) that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry, including our comparative performance, and our NEOs’ level of expertise and experience in their respective positions. In furtherance of the considerations described above, the Compensation Committee is primarily responsible for: (i) determining any future adjustments to base salary and target ABP levels (representing the non-equity incentive compensation that may be awarded expressed as a percentage of base salary or as a dollar amount for the year); (ii) assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period; and (iii) determining the awards to be paid to our Chief Executive Officer and other NEOs under the ABP for each year. To aid the Compensation Committee in making its determinations, the Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of all NEOs, excluding himself. The Compensation Committee annually reviews the performance and compensation of our senior executive management team.

In determining compensation levels for our NEOs, the Compensation Committee considers each NEO’s particular position and responsibility and relied upon the judgment and industry experience of the members of our board of directors, including their knowledge of competitive compensation levels in our industry. We believe that base salaries should be competitive with salaries for executive officers in similar positions and with similar responsibilities in our marketplace. However, in making compensation determinations for 2014, we did not rely on benchmarking or compensation consultants, did not directly compare compensation levels with any other companies, and did not refer to any specific compensation survey or other data. Rather, in alignment with the considerations described above, we determined the total amount of compensation for our NEOs, and the allocation of total compensation among each of our three main components of compensation, in reliance upon the judgment and general industry knowledge of the members of our board of directors obtained through years of service with comparably-sized companies in our industry and other similar industries to ensure we attract, develop and retain superior talent.

Stock Ownership Requirements

To directly align the interests of our NEOs with us and our members, our Compensation Committee has adopted stock ownership guidelines. The guidelines require that, within five years after our initial public offering, the Chief Executive Officer must directly or indirectly own an amount of our common shares equal to five times the Chief Executive Officer’s base salary, and the Chief Executive Officer’s executive and senior vice president direct reports must directly or indirectly own an amount of our common shares equal to two times their respective base salaries. If an executive is out of compliance with the ownership requirement, he or she must retain 50% of our common shares acquired upon stock option exercises and 75% of our common shares issued upon the vesting of restricted stock, restricted stock unit and performance share grants, in each case, net of applicable taxes until the executive satisfies the ownership requirement. The Compensation Committee will annually review each NEO’s compliance with the stock ownership guidelines based on the NEO’s current base salary and the price of our common shares as of the end of the prior year.

Base Compensation

Base Salaries

We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent. Each year, the Compensation Committee will determine base salary adjustments, if any, after evaluating the job responsibilities and demonstrated proficiency of the NEOs as assessed by the Compensation Committee, and for NEOs other than the Chief Executive Officer, in conjunction with recommendations to be made by the Chief Executive Officer. No formulaic base salary increases are provided to the NEOs, and no NEOs have received base salary increases since their commencement of service through December 31, 2014.

Sign-on and Retention Bonuses

Pursuant to our negotiations to retain the services of Messrs. Bryant, Markevich and McDougall in 2013, we agreed to pay each of them a retention and sign-on bonus. These payments were also intended to induce Messrs. Bryant, Markevich and McDougall to accept our offers of employment and to compensate them for relinquishing unvested equity compensation or other incentive opportunities from their prior employers. Under the terms of Mr. Markevich’s employment agreement, we paid the second and final installment of his retention bonus April 15, 2014 in the amount of $300,000. We do not presently have any intent to provide our NEOs with any new rights to payments of this type.

Annual Performance-Based Compensation

We structure our compensation programs to reward NEOs based on our performance and the individual executive’s relative contribution to that performance. This allows NEOs to receive ABP awards in the event certain specified corporate performance measures are achieved. The annual ABP pool is determined by the Compensation Committee based upon a pre-established formula with reference to the extent of achievement of corporate-level and segment-level performance goals established annually by the Compensation Committee. The ABP is designed to reward NEOs for contributions made to help us meet our annual performance goals. The amount actually received by NEOs will depend on our performance and individual performance during the year. The Compensation Committee may make discretionary adjustments to the formulaic ABP awards to reflect its subjective determination of an individual’s impact and contribution to overall corporate or segment performance, as discussed below.

Under the terms of the ABP, the NEOs’ formulaic ABP awards are based on a percentage of their base salaries and currently range from 60% to 100% for target-level performance achievement. Maximum formulaic ABP awards vary according to each executive and are set at levels that the Compensation Committee determines are necessary to maintain competitive compensation practices and properly motivate our NEOs by rewarding them for our short-term performance and their contributions to that performance.

Once the extent of achievement of corporate and segment ABP performance targets and the formulaic ABP calculations have been determined, the Compensation Committee may adjust the amount of ABP awards paid upward or downward based upon its overall assessment of each NEO’s performance, business impact, contributions, leadership and attainment of individual objectives established periodically throughout the year, as well as other related factors. In addition, ABP funding amounts may be adjusted by the Compensation Committee to account for unusual events such as significant foreign currency exchange rate fluctuations, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance.

The following chart sets forth the formulaic ABP awards for threshold, target-level and maximum ABP awards for our NEOs:

Name and Principal Position	Formulaic ABP at threshold performance (% of base salary)	Formulaic ABP at target-level performance (% of base salary)	Maximum ABP award (% of base salary)
Charles W. Shaver	50%	100%	200%
Chairman and Chief Executive Officer
Robert W. Bryant	37.5%	75%	150%
Executive Vice President and Chief Financial Officer
Steven R. Markevich	37.5%	75%	150%
Senior Vice President and President, OEM
Joseph F. McDougall	30%	60%	120%
Senior Vice President and Chief Human Resources Officer
Michael F. Finn	30%	60%	120%
Senior Vice President, General Counsel and Corporate Secretary

For the year ended December 31, 2014, ABP performance goals were based upon Adjusted EBITDA (as defined below), Adjusted Free Cash Flow (as defined below), Adjusted Revenue (as defined below), and individual performance metrics. For this purpose, “Adjusted EBITDA” was defined as our consolidated earnings before interest expense or income, income tax expense or income, depreciation, amortization and other adjustments as defined in the credit agreement governing our Senior Secured Credit Facilities. “Adjusted Free Cash Flow” was defined as cash flows from operations less cash flows from investing activities adjusted for certain items which the Company believed due to discrete events not contemplated in our incentive compensation targets. “Adjusted Revenue” was defined as Net Sales assuming consistent translation rates as those assumed in our 2014 budgeting process. Individual performance is generally based on personal contributions, as described in more detail below.

For each performance year, the Compensation Committee assigns a target, threshold and maximum value to each performance metric. ABP award amounts for performance between the threshold and maximum levels are determined at the beginning of the applicable performance period and depend on the level of achievement for each metric relative to its assigned performance target, in accordance with a predetermined payout matrix. The minimum ABP award under the payout matrix (i.e., 50% of the target ABP award) is payable only upon achievement of the threshold performance goals for each performance metric (i.e., 93% of EBITDA, 75% of Adjusted Free Cash Flow and 96% of Adjusted Revenue). The maximum ABP award under the payout matrix (i.e., 200% of the target ABP award) is payable only upon achievement of maximum-level performance goals for each performance metric (i.e., 128% of EBITDA, 133% of Adjusted Free Cash Flow and 126% of Adjusted Revenue). ABP award amounts increase linearly between threshold and target-level performance and linearly between target and maximum-level performance. The following chart sets forth the weighting of each performance metric, the threshold, target and maximum performance goals, and the actual performance achieved under our ABP program for the year ended December 31, 2014:

The performance metrics for the NEO’s 2014 ABP and the results achieved with respect to those metrics are as follows:

Performance Metric	Weighting (%)	Threshold ($ MM)	Target ($ MM)	Maximum ($ MM)	Achieved ($ MM)
Corporate Adjusted EBITDA(1)	40	768	828	1,060	841
Corporate Adjusted Free Cash Flow	20	133	177	236	187	(2)
Corporate Adjusted Revenue(3)	20	4,275	4,471	5,646	4,378
Individual Performance(4)	20	—	—	—	—

(1)	Excluding one-time costs and transition expenses related to the Acquisition. The performance component of Mr. Markevich’s ABP also reflects the contributions of the OEM business to the overall Corporate Adjusted EBITDA.
(2)	As a result of the impact of certain Acquisition-related matters on our free cash flow for 2014, the Compensation Committee made certain adjustments to our 2014 Adjusted Free Cash Flow targets. This resulted in an achievement level at 5.4% above target and a resulting payout level for this component of 116%.
(3)	The performance component of Mr. Markevich’s ABP also reflects the contributions of the OEM business to the overall Corporate Adjusted Revenue.
(4)	Individual performance payouts vary by participant, as described below.

For the individual performance component of the ABP, the Compensation Committee provides each NEO with an ABP individual performance factor reflecting the Compensation Committee’s assessment of each NEO’s performance, business impact, contributions and leadership, among other factors. For 2014, the Compensation Committee considered the following key achievements in determining the ABP individual performance component for each of our NEOs:

•	Mr. Shaver’s individual performance factor reflected several elements, including his overall leadership of the Company. Under Mr. Shaver’s leadership, we continued to have financial performance that met or exceeded our board of directors’ expectations. In addition, Mr. Shaver led the Company through the initial public offering process and was instrumental with the investment community. Mr. Shaver continues to personally recruit board members and senior executives to the Company who have contributed to our performance.

•	Mr. Bryant’s individual performance factor reflected his leadership of the overall finance function, the filing of our S-1 registration statement and the subsequent initial public offering. Mr. Bryant was instrumental in establishing a rigorous budget setting process and developing the necessary supporting finance processes.

•	Mr. Markevich’s individual performance factor reflected his development of the strategy for, and resulting performance of, our light vehicle OEM business. Mr. Markevich was also instrumental in recruiting key executives to the Company and winning important business accounts. We believe that Mr. Markevich has established our light vehicle coatings business as a customer-centric, global business.

•	Mr. McDougall’s individual performance factor reflected his leadership and transformation of the human resources and communications function. Mr. McDougall has developed a strategy that recruits top talent to the Company and retains key internal talent. In addition, Mr. McDougall has built a strategy for the Company’s corporate communication effort that enhances the Axalta brand worldwide.

•	Mr. Finn’s individual performance factor reflected his overall leadership of the legal and compliance functions and his significant contribution to the initial public offering process. Mr. Finn was instrumental in helping the Company to navigate through the S-1 filing and IPO processes and in establishing its corporate governance practices. Mr. Finn also led the successful development and implementation of the Company’s compliance program, with a full suite of employee-facing compliance policies, a robust ethics training program and appropriate procedures for mitigating compliance risks.

Based on the considerations described above and our level of performance in relation to the corporate and segment ABP performance targets, the ABP awards earned by Messrs. Shaver, Bryant, McDougall, and Finn equaled 125%, 94%, 75%, and 75% of their respective base salaries (or 125% of their respective target ABP awards). The total ABP award for Mr. Markevich equaled 100% of his base salary (or 133% of his target ABP award).

Discretionary Long-Term Equity Incentive Awards

Our NEOs, along with other key employees, were granted stock options to purchase our common shares in connection with the commencement of their employment with us, and are eligible to receive additional awards of stock options or other equity or equity-based awards under our equity incentive plan at the discretion of the Compensation Committee. However, we have not historically made annual or regular equity grants to our NEOs or other key employees, although Mr. Shaver received an incremental stock option award in 2014 that was intended to supplement his initial award received in 2013 in connection with his commencement of service with us, as described below.

Our Equity award grants, which largely consist of premium priced stock options, are designed to motivate and retain the recipients by providing an opportunity for the recipients to share in the value of increases in our common shares subject to a risk of forfeiture should the recipient’s employment terminate prior to the option vesting date. The equity award grants to members of the senior management team also promote our long-term compensation objectives by aligning the interests of the executives with the interests of our members.

Generally, stock options granted under our equity incentive plan have vesting schedules that are designed to encourage an optionee’s continued employment and exercise prices that are designed to reward an optionee for our performance. Stock options generally expire ten years from the date of the grant and vest in five equal annual installments, subject to the optionee’s continued employment on each applicable vesting date. For stock options awarded to our NEOs in 2013, the first 20% of their options vested on January 1, 2014, and the remaining shares vest in 20% allotments on each anniversary of January 1, 2014. The stock options are also subject to vesting acceleration in certain circumstances. For more information about vesting acceleration of the stock options, see the discussion below under the heading “—Potential Payments Upon Termination or Change-in-Control.”

We have historically granted to key employees options with staggered exercise prices, such that the exercise price of a portion of the option is substantially greater than (generally in increments of 1.5 times and 2 times) the fair market value of the shares underlying the option on the date of grant, thereby creating incentives for our NEOs and other key employees to seek to increase shareholder value.

The number of the stock options awarded to our NEOs during the years ending December 31, 2013 and 2014 are listed below.

Name	Number of Options Granted 2013	Number of Options Granted 2014

Charles W. Shaver	4,463,805	496,015
Robert W. Bryant	1,517,692	—
Steven R. Markevich	1,031,635	—
Joseph F. McDougall	545,575	—
Michael F. Finn	495,977	—

These stock option awards were subject to individual negotiations between each NEO and us in connection with his commencement of employment. As part of these negotiations, we considered the NEO’s relative level of responsibility and authority within our organizational structure and his anticipated contributions to our success in driving stockholder value over the long term. In May 2014, Mr. Shaver received a supplemental option grant in recognition of his successful leadership through our transition to a stand-alone company throughout 2013 following the Acquisition.

Defined Contribution Plans

401(k) Plan

We maintain a defined contribution plan that is tax-qualified under Section 401(a) of the Code (the “401(k) Plan”). The 401(k) Plan permits our eligible employees to defer receipt of portions of their eligible compensation, subject to certain limitations imposed by the Code. Employees may make pre-tax contributions, Roth contributions, catch-up contributions and after-tax contributions to the 401(k) Plan. The 401(k) Plan provides matching contributions in an amount equal to 100% of each participant’s pre-tax contributions and/or Roth contributions up to a maximum of 4% of the participant’s annual eligible compensation, subject to certain other limits, and a discretionary company contribution of up to 2% of the participant’s annual eligible compensation. Participants are 100% vested in all contributions, including company contributions. The 401(k) Plan is offered on a nondiscriminatory basis to all of our salaried employees, including NEOs.

Deferred Compensation Plans

In addition to the 401(k) Plan, in 2014 we maintained two nonqualified deferred compensation plans for a select group of highly compensated, senior management employees, including NEOs.

The Axalta Coating Systems LLC Retirement Savings Restoration Plan (the “Restoration Plan”), which is now frozen to new participants, permitted participants to defer their base compensation in excess of the Code compensation limits (up to a maximum of 6%). The Restoration Plan provides matching contributions to Restoration Plan participants in an amount equal to 100% of the participant’s contributions. In addition, the Restoration Plan provides a nonelective contribution equal to 3% of the participant’s compensation that is in excess of the annual limit under section 401(a)(17) of the Code. A participant’s elective deferrals are always 100% fully vested. Company matching contributions and nonelective contributions vest after three years of service with the Company.

The Axalta Coating Systems, LLC Nonqualified Deferred Compensation Plan became effective June 1, 2014. A select group of highly compensated, senior management employees are eligible to defer base salary in excess of the annual limits under the Code to this plan in 2015, provided that these individuals first maximize their elective deferrals to the 401(k) Plan. This plan provides for a discretionary matching contribution, a discretionary nonelective contribution and a true discretionary contribution by the Company. Employee deferrals and employer contributions to this plan did not occur in 2014.

The discretionary matching contribution amount, if granted, will generally be equivalent to the employer match that the participant would have received under the 401(k) Plan, if not for the annual contribution limits of the Code. The Board or its designee shall determine the maximum allowable matching contribution, as a percentage of compensation, annually.

The discretionary nonelective contribution, if granted, may be equivalent to the employer nonelective contribution that participant would have received under the 401(k) Plan if not for the annual contribution limits of the Code.

Any discretionary contribution amount, if granted, may be any amount determined by the Compensation Committee of the Board and is not subject to further limitations.

The Compensation Committee believes that matching and company contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan and the nonqualified deferred compensation plans provide an opportunity for participants to save money for retirement and to achieve financial security.

Employment and Severance Arrangements

The Compensation Committee considers the maintenance of a sound management team to be essential to protecting and enhancing our best interests. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us may result in the departure or distraction of management personnel to our detriment. Accordingly, the Compensation Committee has determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of our management and to allow them to focus on the value to shareholders of strategic alternatives without concern for the impact on their continued employment. Each of the NEOs has an employment agreement that provides for severance benefits upon termination of employment.

Mr. Shaver’s employment agreement has a term beginning on the date of the completion of the Acquisition, which was February 1, 2013, and ending on the third anniversary thereof. The agreement is extended automatically for successive 18 month periods thereafter unless either party delivers notice of non-renewal to the other no later than 45 days before the end of the applicable term. Upon our termination of Mr. Shaver’s employment without cause (which includes our non-extension of the term) or by Mr. Shaver for good reason, subject to his timely execution of a general release of claims against us, Mr. Shaver would be entitled to receive a payment equal to 3.0 times his annual base salary, payable in regular installments over an 18-month period in accordance with our regular payroll practices, and his ABP award earned in the year preceding his termination to the extent unpaid. In addition, if such a termination occurs within one year following a change in control, subject to Mr. Shaver’s timely execution of a general release of claims against us, Mr. Shaver would be entitled to receive a lump-sum payment equal to 4.0 times his annual base salary, instead of installment payments equal to 3.0 times his annual base salary, and an additional lump-sum payment of $60,000. During his employment and for 18 months following termination (or for 24 months following termination if he is entitled to change-in-control payments), Mr. Shaver’s employment agreement prohibits him from competing with our business and from soliciting our employees, customers or distributors to terminate their employment or arrangements with us. “Cause” is defined in Mr. Shaver’s employment agreement to mean: (i) his failure to substantially perform his duties (other than a failure resulting from disability) or materially comply with any of our policies; (ii) a determination by our board of directors that he has failed to carry out or comply with any lawful and reasonable directive of our board of directors; (iii) his breach of a material provision of his employment agreement; (iv) his conviction, plea of no contest, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (v) his unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing his duties and responsibilities; or (vi) his commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against us. “Good reason” is defined in Mr. Shaver’s employment agreement to mean: (i) a decrease in Mr. Shaver’s annual base salary, other than a decrease of less than 10% in connection with a contemporaneous decrease in annual base salaries for other senior executives; (ii) a material reduction in authority or responsibilities; or (iii) a relocation of Mr. Shaver’s primary office by more than 35 miles from our headquarters.

Mr. Bryant’s employment agreement has a term beginning on the date of completion of the Acquisition, which was February 1, 2013, and ending on the third anniversary thereof. The agreement is extended automatically for successive 18 month periods thereafter unless either party delivers notice of non-renewal to the other no later than

45 days before the end of the applicable term. Upon our termination of Mr. Bryant’s employment without cause (which includes our non-extension of the term) or by Mr. Bryant for good reason, subject to his timely execution of a general release of claims against us, Mr. Bryant would be entitled to receive: (i) a payment equal to 1.0 times his annual base salary, payable in regular installments over a 12-month period in accordance with our regular payroll practices, (ii) his ABP award earned in the year preceding his termination to the extent unpaid and (iii) a prorated portion of his ABP award for the year in which termination occurs with the amount of the award based on actual performance, as determined by our board of directors. In addition, if such a termination occurs within one year following a change in control, subject to Mr. Bryant’s timely execution of a general release of claims against us, Mr. Bryant would be entitled to receive a payment equal to 2.0 times his annual base salary, instead of 1.0 times, payable over a 24-month period, instead of a 12-month period. During his employment and for 12 months following termination (or for 18 months following termination if he is entitled to change-in-control payments), Mr. Bryant’s employment agreement prohibits him from competing with our business and from soliciting our employees, customers or distributors to terminate their employment or arrangements with us. “Cause” is defined in Mr. Bryant’s employment agreement to mean: (i) his substantial, repeated and willful failure to perform duties as reasonably directed by our board of directors; (ii) his material failure to carry out or comply with any lawful and reasonable directive of our board of directors or Chief Executive Officer that is not inconsistent with his employment agreement; (iii) his breach of a material provision of his employment agreement or material company policy; (iv) his conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (v) his unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing his duties and responsibilities; (vi) his willful or prolonged and unexcused absence from work (other than by reason of disability due to physical or mental illness); or (vii) his commission of an act of fraud, embezzlement, misappropriation, willful misconduct or material breach of fiduciary duty against us. For purposes of Mr. Bryant’s employment agreement, “good reason” has the same meaning as in Mr. Shaver’s employment agreement.

Mr. Markevich’s employment agreement has a term beginning on May 2, 2013 and ending on the third anniversary thereof. The agreement is extended automatically for successive 12 month periods thereafter unless either party delivers notice of non-renewal to the other no later than 60 days before the end of the applicable term. Upon our termination of Mr. Markevich’s employment without cause (which includes our non-extension of the term) or by Mr. Markevich for good reason, subject to his timely execution of a general release of claims against us, Mr. Markevich would be entitled to receive: (i) a payment equal to 1.5 times his annual base salary, payable in regular installments over an 18-month period in accordance with our regular payroll practices; (ii) his sign-on or retention bonus payments to the extent unpaid; and (iii) his ABP award earned in the year preceding his termination to the extent unpaid. In addition, if such a termination occurs within 60 days prior to or one year following a change in control, subject to Mr. Markevich’s timely execution of a general release of claims against us, Mr. Markevich would be entitled to receive a payment equal to 2.0 times his annual base salary, instead of 1.5 times, payable over a 24-month period, instead of an 18-month period. During his employment and for 12 months following termination, Mr. Markevich’s employment agreement prohibits him from competing with our business and, for 18 months following termination, from soliciting our employees, customers or distributors to terminate their employment or arrangements with us. For purposes of Mr. Markevich’s employment agreement, “cause” and “good reason” have the same meanings as in Mr. Shaver’s employment agreement.

Mr. McDougall’s employment agreement has a term beginning on May 1, 2013 and ending on the third anniversary thereof. The agreement is extended automatically for successive 12 month periods thereafter unless either party delivers a notice of non-renewal to the other no later than 60 days before the end of the applicable term. Upon our termination of Mr. McDougall’s employment without cause (which includes our non-extension of the term) or by Mr. McDougall for good reason, subject to his timely execution of a general release of claims against us, Mr. McDougall would be entitled to receive: (i) a payment equal to 1.0 times his annual base salary, payable in regular installments over a 12-month period in accordance with our regular payroll practices; and (ii) his ABP award earned in the year preceding his termination to the extent unpaid. In addition, if such termination occurs within one year following a change in control, subject to Mr. McDougall’s timely execution of a general release of claims against us, Mr. McDougall would be entitled to receive a payment equal to 2.0 times his annual base salary, instead of 1.0 times, payable over a 24-month period, instead of an 12-month period. During his employment and for 12 months following termination, Mr. McDougall’s employment agreement prohibits him from competing with our business and, for 18 months following termination, from soliciting our employees, customers or distributors to terminate their employment or arrangements with us. For purposes of Mr. McDougall’s employment agreement, “cause” has substantially the same meaning as in Mr. Shaver’s employment agreement, except that failing to substantially perform his duty or materially comply with our policies does not constitute “cause;” instead, “cause” includes the board of directors’ determination of gross of willful misconduct and mismanagement by Mr. McDougall that is injurious to us or that results in his inability to substantially perform his duties. “Good reason” has the same meaning as in Mr. Shaver’s employment agreement.

Mr. Finn’s employment agreement has a term beginning on March 26, 2013 and ending on the second anniversary thereof. The agreement is extended automatically for successive 12 month periods thereafter unless either party delivers a notice of non-renewal to the other no later than 60 days before the end of the applicable term. Upon our termination of Mr. Finn’s employment without cause (which includes our non-extension of the term) or by Mr. Finn for good reason, subject to his timely execution of a general release of claims against us, Mr. Finn would be entitled to receive: (i) a payment equal to 1.0 times his annual base salary, payable in regular installments over a 12-month period in accordance with our regular payroll practices; (ii) a prorated portion of his ABP award for the year in which termination occurs in a sum no less than his target percentage; and (iii) his ABP award earned in the year preceding his termination, to the extent unpaid, in a sum no less than his target percentage (except, if members of senior management generally receive less than target bonus payouts for the applicable year, then Mr. Finn is entitled to receive the average bonus payout levels provided generally to members of senior management). In addition, if such termination occurs within one year following a change in control, subject to Mr. Finn’s timely execution of a general release of claims against us, Mr. Finn would be entitled to receive payments equal to 2.0 times his target ABP award (instead of a prorated portion of his target ABP award), and payments equal to 2.0 times his annual base salary payable over a 24-month period (instead of 1.0 times his annual base salary payable over a 12-month period). During his employment and for 12 months following termination, Mr. Finn’s employment agreement prohibits him from competing with our business and, for 18 months following termination, from soliciting our employees, customers or distributors to terminate their employment or arrangements with us. For purposes of Mr. Finn’s employment agreement, “cause” and “good reason” have the same meanings as in Mr. Shaver’s employment agreement.

“Change in control” is defined in all of our NEOs’ employment agreements to mean: (i) the sale, in one transaction or a series of related transactions (including one or more stock sales, mergers, business combinations, recapitalizations, consolidations, reorganizations, restructurings or similar transactions) of all or substantially all of our consolidated assets to any person (other than Carlyle); or (ii) any transaction or series of related transactions resulting in any person (other than Carlyle) acquiring at least 50% of the aggregate voting power of all of our outstanding voting securities.

Other Elements of Compensation and Perquisites

We provide NEOs with certain relatively low-cost, personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but which are an important factor in attracting and retaining talented executives. NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance, and may participate to the same extent as all other employees in our tuition reimbursement program. To induce the NEOs to join the Company, we agreed to reimburse them for certain relocation and temporary living and commuting expenses. All of our NEOs’ employment agreements stipulate that these were one-time reimbursements for expenses incurred in connection with their commencing employment with us. In addition, beginning in 2014, we have determined to provide the following additional perquisites to our NEOs and certain other senior management personnel: executive physical, umbrella liability insurance, global travel insurance and parking benefits. The value of personal benefits and perquisites we provided to each of our NEOs is set forth below in our Summary Compensation Table.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our NEOs for the year ending December 31, 2013 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Charles W. Shaver Chairman and Chief Executive Officer	2014	750,000	—	986,042	937,500	213,418	2,886,960
	2013	687,500	—	6,163,263	1,024,500	124,863	8,000,126
Robert W. Bryant Executive Vice President and Chief Financial Officer	2014	525,000	—	—	492,188	19,427	1,036,615
	2013	481,250	221,000	2,095,508	537,800	204,859	3,540,417
Steven R. Markevich Senior Vice President and President, OEM	2014	500,000	300,000	—	498,750	36,904	1,335,654
	2013	260,417	250,000	1,424,399	456,000	15,712	2,406,528
Joseph F. McDougall Senior Vice President and Chief Human Resources Officer	2014	385,000	—	—	288,750	39,610	713,360
	2013	252,482	460,000	753,288	315,500	19,836	1,801,106
Michael F. Finn Senior Vice President, General Counsel and Corporate Secretary	2014	350,000	—	—	262,500	31,892	644,392
	2013	235,985	—	684,807	287,200	257,989	1,465,582

(1)	Amounts represent the sign-on and retention bonuses paid to our NEOs in connection with their commencement of service with us in 2013 and 2014. For additional information, see “—Base Compensation for 2014—Sign-on and Retention Bonuses.”
(2)	Amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. Refer to Note 11 in the Notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014 for information regarding the assumptions used to value these awards.
(3)	Amount represents awards earned under our ABP. For additional information, see “—Annual Performance-Based Compensation.”
(4)	Other compensation includes the value of relocation and temporary commuting expenses and other perquisites as well as our contributions to the NEOs’ 401(k) and deferred compensation plan accounts as set forth in the following table.

Name	Year	Memberships ($)	Parking ($)	Executive Physical ($)	Relocation ($)	Employer Contribution to 401(k) ($)	Employer Contribution to Restoration Plan ($)	Total ($)
Charles W. Shaver	2014	—	5,400	3,000	191,314	13,704	—	213,418
Robert W. Bryant	2014	—	4,500	3,000	—	11,927	—	19,427
Steven R. Markevich	2014	—	—	3,000	—	15,385	18,519	36,904
Joseph F. McDougall	2014	9,060	3,649	3,000	—	6,128	17,773	39,610
Michael F. Finn	2014	—	3,649	3,000	—	12,279	12,963	31,892

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)(7)
		Thres- hold ($)	Target ($)		Maxi- mum ($)
Charles W. Shaver

2014 ABP		375,000	750,000	(1)	1,500,000

2014 Stock options(6)	5/22/2014					198,406	11.84	302,468

						173,605	8.88	379,639

						124,004	7.21	303,935
Robert W. Bryant

2014 ABP		196,875	393,750	(2)	787,500
Steven R. Markevich

2014 ABP		187,500	375,000	(3)	750,000
Joseph F. McDougall

2014 ABP		115,500	231,000	(4)	462,000
Michael F. Finn

2014 ABP		105,000	210,000	(5)	420,000

(1)	Actual award earned under our annual ABP program for 2014 was $937,500. See “—Annual Performance-Based Compensation” above for a discussion of the calculation of this amount.
(2)	Actual award earned under our annual ABP program for 2014 was $492,188. See “—Annual Performance-Based Compensation” above for a discussion of the calculation of this amount.
(3)	Actual award earned under our annual ABP program for 2014 was $498,750. See “—Annual Performance-Based Compensation” above for a discussion of the calculation of this amount. (5) Actual award earned under our annual ABP program for 2014 was $262,500. See “—Annual Performance-Based Compensation” above for a discussion of the calculation of this amount.
(4)	Actual award earned under our annual ABP program for 2014 was $288,750. See “—Annual Performance-Based Compensation” above for a discussion of the calculation of this amount.
(6)	These options will become exercisable with respect to 20% of the underlying shares on each of May 22, 2015, May 22, 2016, May 22, 2017, May 22, 2018 and May 22, 2019 provided that the NEO remains employed by us through the applicable vesting date.
(7)	Amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. Refer to Note 11 in the Notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014 for information regarding the assumptions used to value these awards.

Outstanding Equity Awards

The following table provides information regarding the stock options held by the NEOs as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles W. Shaver	—	198,406	(3)	—	11.84	5/22/2024

	—	173,605	(3)	—	8.88	5/22/2024

	—	124,004	(3)	—	7.21	5/22/2024

	357,105	1,428,417	(2)	—	11.84	7/30/2023

	312,467	1,249,865	(2)	—	8.88	7/30/2023

	223,191	892,760	(2)	—	5.92	7/30/2023
Robert W. Bryant	121,416	485,660	(2)	—	11.84	7/30/2023
	106,239	424,953	(2)	—	8.88	7/30/2023
	75,885	303,539	(2)	—	5.92	7/30/2023
Steven R. Markevich	82,531	330,123	(2)	—	11.84	7/30/2023
	72,215	288,856	(2)	—	8.88	7/30/2023
	51,582	206,328	(2)	—	5.92	7/30/2023
Joseph F. McDougall	43,646	174,583	(2)	—	11.84	7/30/2023
	38,191	152,760	(2)	—	8.88	7/30/2023
	27,279	109,116	(2)	—	5.92	7/30/2023
Michael F. Finn	39,678	158,712	(2)	—	11.84	7/30/2023
	34,719	138,872	(2)	—	8.88	7/30/2023
	24,800	99,196	(2)	—	5.92	7/30/2023

(1)	These options became exercisable on January 1, 2014.
(2)	These options became or will become exercisable with respect to 20% of the underlying shares on each of January 1, 2015, January 1, 2016, January 1, 2017 and January 1, 2018.
(3)	These options became or will become exercisable with respect to 20% of the underlying shares on each of May 22, 2015, May 22, 2016, May 22, 2017, May 22, 2018 and May 22, 2019.

Options Exercised and Shares Vested

Our NEOs became vested with respect to 20% of their stock options granted in 2013 on January 1, 2014. Messrs. Markevich and Finn exercised portions of their vested stock options in August 2014. The value of these option exercises are set forth in the table below:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles W. Shaver	—	—	—	—
Robert W. Bryant	—	—	—	—
Steven R. Markevich	51,582	66,233	—	—
Joseph F. McDougall	—	—	—	—
Michael F. Finn	42,158	31,843	—	—

(1)	The value realized on exercise is equal to the difference between the option exercise price and the value of the shares on the exercise date, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction. As the option exercises occurred prior to our initial public offering, the market values shown reflect, as of the date of exercise, the fair market value of the shares as most recently determined by our board of directors.

Pension Benefits for 2014

Our NEOs do not participate in any pension plans and received no pension benefits during the year ended December 31, 2014.

Nonqualified Deferred Compensation

Our NEOs participate in a nonqualified deferred compensation plan and received nonqualified deferred compensation during the years ending December 31, 2013 and 2014 to the extent their eligible compensation exceeded the limit established by the IRS for tax-qualified defined contribution plans. For additional information, see the discussion above under the heading “—Defined Contribution Plans—Deferred Compensation Plans.”

Name	Year	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles W. Shaver	2014	—	—	3,764	—	71,162
Robert W. Bryant	2014	—	—	2	—	33,941
Steven R. Markevich	2014	12,346	18,519	1,197	—	32,875
Joseph F. McDougall	2014	11,849	17,773	363	—	29,985
Michael F. Finn	2014	8,642	12,963	133	—	21,739

Potential Payments Upon Termination or Change-in-Control

Each of our NEOs has an employment agreement that provides for severance benefits upon termination of employment. See “—Employment and Severance Arrangements” above for a description of the employment and severance arrangements with our NEOs. Assuming a termination of employment effective as of December 31, 2014 (i) by us without cause, (ii) by the executive for good reason or (iii) by us without cause or the executive for good reason within one year following a change in control (or, for Mr. Markevich, within 60 days prior to or one year following a change in control), each of our NEOs would have received the following severance payments and benefits:

Name	Payment Type	Termination Without Cause (Including Non-Extension of Term) ($)	Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason Following a Change in Control ($)
Charles W. Shaver	Salary	2,250,000	2,250,000	3,000,000
	Other(1)			60,000
	Total	2,250,000	2,250,000	3,060,000
Robert W. Bryant	Salary	525,000	525,000	1,050,000
	Bonus(2)
	Total	525,000	525,000	1,050,000
Steven R. Markevich	Salary	750,000	750,000	1,000,000
	Total	750,000	750,000	1,000,000
Joseph F. McDougall	Salary	385,000	385,000	770,000
	Total	385,000	385,000	770,000
Michael F. Finn	Salary	350,000	350,000	700,000
	Bonus(3)	210,000	210,000	420,000
	Total	560,000	560,000	1,120,000

(1)	Mr. Shaver would have been eligible to receive a payment of $60,000 to be used for medical and other expenses.
(2)	Mr. Bryant would have remained eligible to receive his 2014 ABP award, in an amount determined in the discretion of the Compensation Committee based on performance. The amount actually paid to Mr. Bryant with respect to his 2014 ABP award is set forth in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.”
(3)	Mr. Finn would have remained eligible to receive his 2014 ABP award in an amount no less than his target ABP amount of $210,000, or, if within one year following a change in control, 2.0 times that amount. The amount actually paid to Mr. Finn with respect to his 2014 ABP award is set forth in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.”

In addition, pursuant to our NEOs’ stock option agreements, their stock options are subject to vesting acceleration in the following circumstances.

•	Liquidity Event. A liquidity event generally would occur if Carlyle sold at least 50% of its equity investment in us, or if we sold substantially all of our assets (other than to Carlyle). A liquidity event could include a change in control, which is described below. Each NEO’s options vest and become exercisable immediately prior to a liquidity event if the NEO remains continuously employed from the option grant date through the liquidity event, or if the NEO is terminated by us without cause or by the NEO for good reason within six months prior to the liquidity event.

•	Change in Control. A change in control generally would occur if Carlyle sold at least 50% of our voting securities, or we sold substantially all of our assets (other than to Carlyle). The options vest and become exercisable immediately prior to a change in control if the options do not remain outstanding, or if the successor entity does not assume the options or substitute an equivalent award. The options also vest and become exercisable if the NEO is terminated by us without cause or by the NEO for good reason in connection with a change in control. If such termination occurs within six months prior to a change in control, then the options vest and become exercisable immediately prior to the change in control. If such termination occurs following a change in control (and the options remain outstanding, or the successor entity assumes the options or substitutes an equivalent award), then the options vest and become exercisable immediately prior to the NEO’s termination.

•	Exchange of Shares. An exchange of shares generally would occur if our shares are exchanged for securities listed on a national securities exchange (other than in connection with an initial public offering). The options vest and become exercisable upon the earliest of: (i) six months after such transaction’s effective date; (ii) the date the NEO is terminated by us without cause or due to disability, or by the NEO for good reason, following such transaction or (iii) the date of the NEO’s death following such transaction.

In the event a full acceleration event, such as a liquidity event as described above, had occurred with respect to our NEOs’ stock options on December 31, 2014, our NEOs would have realized the following amounts with respect to the accelerated vesting of their options, which amounts represent the number of unvested shares subject to unvested options as of such date multiplied by the closing price of our common stock on December 31, 2014 minus the aggregate exercise price of all such options: Mr. Shaver: $67,743,617; Mr. Bryant: $20,271,487; Mr. Markevich: $13,779,329; Mr. McDougall: $7,287,125; and Mr. Finn: $6,624,642.

Compensation Risk

The Compensation Committee has analyzed the potential risks arising from our compensation policies and practices, and it has determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Director Compensation

Directors employed by Carlyle or us receive no additional compensation for serving on our board of directors or its committees. Pursuant to our director compensation program as in effect prior to our initial public offering, we pay each of our other directors, whom we refer to as our non-employee directors, $75,000 per year in cash for service on our board of directors, payable quarterly in arrears. Our non-employee directors are also eligible to receive awards under our equity incentive plans to the same extent as other service providers, except with regard to incentive stock options. Messrs. McLaughlin and Kramvis each received an option award to purchase up to 55,048 of our common shares in 2014. The option awards were intended as one-time grants tied to the commencement of the director’s service with us. They were granted with an exercise price not less than fair market value on the date of grant and have escalating exercise prices similar to the options granted to our NEOs. The options vest in annual installments over five years beginning on the date of grant, except that for Mr. Bustos, the options were 20% vested as of the date of grant in recognition of his service with us during 2013.

Messrs. Bustos, McLaughlin and Kramvis were our only non-employee directors in 2014. In the year ending December 31, 2014, we provided the following compensation to Messrs. Bustos, McLaughlin and Kramvis:

Name	Year	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)	Total ($)
Orlando Bustos	2014	75,000		109,433	184,433
Robert M. McLaughlin	2014	45,000	(3)	109,433	154,433
Andreas C. Kramvis	2014	18,750		108,450	127,200

(1)	Director stipends are paid quarterly in arrears and pro-rated for a partial year of service.
(2)	As of December 31, 2014, each of Messrs. McLaughlin and Kramvis held outstanding option awards to purchase up to 55,048 common shares and no outstanding stock awards. As of December 31, 2014, Mr. Bustos, through OHorizons Global, held outstanding option awards to purchase up to 407,191 common shares and no outstanding stock awards.
(3)	Mr. McLaughlin receives an additional quarterly payment of $3,750 for his service as chair of the audit committee.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	17,097,036	$9.38	11,874,631
Equity compensation plans not approved by security holders	—	—	—

Total	17,097,036	$9.38	11,874,631

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Commission. Based on our records and other information, we believe that during the year ended December 31, 2014 all applicable Section 16(a) filing requirements were met.

MEMBER PROPOSALS FOR THE COMPANY’S 2016 ANNUAL

GENERAL MEETING OF MEMBERS

Members who intend to present proposals at the 2016 Annual General Meeting of Members, or the “2016 Annual Meeting,” and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, and such proposals must be received no later than December 5, 2015. Such proposals must meet the requirements set forth in the rules and regulations of the Commission, as well as the informational requirements and the other requirements related to member proposals set forth in the Company’s Bye-Laws, in order to be eligible for inclusion in the Company’s proxy statement for its 2016 Annual Meeting.

Members who wish to nominate directors or introduce an item of business at an annual meeting, without including such matters in the Company’s 2016 proxy statement, must comply with the informational requirements and the other requirements set forth in the Bye-Laws. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company no earlier than January 14, 2016 and no later than February 13, 2016 (i.e., no more than 120 days and no less than 90 days prior to May 13, 2016, the first anniversary of the Annual Meeting). A copy of the Bye-Laws, which sets forth the informational requirements and other requirements, can be obtained from the Secretary of the Company.

AVAILABLE INFORMATION

Our website (www.axaltacoatingsystems.com) contains copies of our Code of Business Conduct and Ethics that applies to all of our directors, executive officers and other employees, our Corporate Governance Guidelines and the charters of our Nominating, Audit and Compensation Committees, each of which can be downloaded free of charge.

Printed copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters of our Nominating, Audit and Compensation Committees and any of our reports on Form 10-K, Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any member who requests them from our Investor Relations Department:

Investor Relations

Axalta Coating Systems Ltd.

Two Commerce Square

2001 Market Street, Suite 3600

Philadelphia, PA 19103

U.S.A.

Phone: (866) 307-3862

E-mail: investorrelations@axaltacs.com

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filings by Axalta under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” do not constitute soliciting material and should not be deemed filed with the Commission or incorporated by reference into any other filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate them by reference into such filing.

The information on our website is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the Commission.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Members to be Held on May 13, 2015

The Proxy Statement and Annual Report are available at

www.proxyvote.com

BY ORDER OF THE BOARD OF DIRECTORS

Michael Finn

Senior Vice President, General Counsel & Corporate Secretary

March 23, 2015

Philadelphia, PA

AXALTA COATING SYSTEMS LTD. TWO COMMERCE SQUARE 2001 MARKET STREET, SUITE 3600 PHILADELPHIA, PA 19103
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M85969-P62471 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
AXALTA COATING SYSTEMS LTD. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following:
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:
01) Wesley T. Bieligk 02) Gregor P. Bohm 03) Robert M. McLaughlin
The Board of Directors recommends you vote FOR the following proposal: For Against Abstain
2. To approve, on a non-binding advisory basis, the compensation paid to our named executive of?cers. ! ! !
The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain
3. To vote, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation paid to our named executive of?cers. ! ! ! !
The Board of Directors recommends you vote FOR the following proposal: For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.
AXALTA COATING SYSTEMS LTD. TWO COMMERCE SQUARE 2001 MARKET STREET, SUITE 3600 PHILADELPHIA, PA 19103
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M85969-P62471 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
AXALTA COATING SYSTEMS LTD. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following:
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:
01) Wesley T. Bieligk 02) Gregor P. Bohm 03) Robert M. McLaughlin
The Board of Directors recommends you vote FOR the following proposal: For Against Abstain
2. To approve, on a non-binding advisory basis, the compensation paid to our named executive of?cers. ! ! !
The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain
3. To vote, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation paid to our named executive of?cers. ! ! ! !
The Board of Directors recommends you vote FOR the following proposal: For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
AXALTA COATING SYSTEMS LTD. Annual General Meeting of Members May 13, 2015 2:00 PM Eastern Daylight Time This proxy is solicited by the Board of Directors
The shareholder hereby appoints Charles W. Shaver, Robert W. Bryant and Michael F. Finn, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AXALTA COATING SYSTEMS LTD. that the member is entitled to vote at the Annual General Meeting of Members to be held at 2:00 PM, Eastern Daylight Time on May 13, 2015, at the Axalta Coating Systems, 4500 River Ridge Drive, Clinton Township, MI 48038, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
M85970-P62471